SCHEDULE A
                                     TO THE
                         INVESTMENT MANAGEMENT AGREEMENT
                              AMENDED JULY 24, 2007

                                LISTING OF FUNDS

         Name of Fund

Ark Midcap Value
Ark Concentrated Growth
Ark Large Cap Growth
ClariVest International Equity Fund Class I and Class II
ClariVest SMid Cap Growth Fund Class I and Class II
Smith Group Large Cap Core Growth Fund Class I and Class II
Mount Lucas U.S. Focused Equity Fund Class I and Class II
Disciplined Global Equity Fund Class I and Class II